Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, AL  35244

The undersigned investors (each an "Investor" and collectively the "Investors"), hereby confirm their agreement with you as follows:

1. This Stock Purchase Agreement (the "Agreement") is made as of the date set forth below between BioCryst Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Investors listed on Exhibit A

2. The Company has authorized the sale and issuance of up to 3,571,667 shares (the "Shares") of common stock of the Company, $0.01 par value per share (the "Common Stock"), subject to adjustment by the Company's Board of Directors, to certain investors in a registered direct offering (the "Offering").

3. The Company and the Investors, severally and not jointly, agree that the Investors will purchase from the Company and the Company will issue and sell to the Investors an aggregate of 1,666,667.00 shares, for a purchase price of $6.00 per share, or an aggregate purchase price of $10,000,002.00, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Investors, certificates representing the Shares purchased by the Investors will be registered in each Investor's name and address as set forth below.

4. Each Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

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(If no exceptions, write "none." If left blank, response will be deemed to be
"none.")


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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                              Dated as of: February 17, 2004 (the "Execution Date")

CADUCEUS PRIVATE INVESTMENTS
II, LP, by its General Partner OrbiMed Capital II LLC

By:      /s/ Eric A. Bittelman
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Name:    Eric A. Bittelman
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Title:
         --------------------------------------------
Address:
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CADUCEUS PRIVATE INVESTMENTS II (QP), LP,
by its General Partner OrbiMed Capital II LLC

By:      /s/ Eric A. Bittelman
         --------------------------------------------
Name:    Eric A. Bittelman
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Title:
         --------------------------------------------
Address:
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UBS Juniper Crossover Fund, L.L.C.,
by its Managing Member OrbiMed Advisors LLC

By:      /s/ Eric A. Bittelman
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Name:    Eric A. Bittelman
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Title:
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Address:
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AGREED AND ACCEPTED:
BIOCRYST PHARMACEUTICALS, INC.

By:      /s/ Michael A. Darwin
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Title:   Chief Financial Officer
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                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

      1. Authorization and Sale of the Shares; Registration. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares. The Shares have been registered on a Form S-3, File No. 333-111226 (the "Registration Statement"), which registration statement has been declared effective by the Securities and Exchange Commission (the "Commission") on January 5, 2004, has remained effective since such date and is effective on the date hereof.

      2. Agreement to Sell and Purchase the Shares; Subscription Date; Additional Agreements.

            2.1 At the Closing (as defined in Section 3), the Company will sell to the Investors, and the Investors, severally and not jointly, will purchase from the Company, upon the terms and conditions hereinafter set forth, the respective number of Shares set forth opposite each Investor's name on Exhibit A hereto ("Exhibit A") at the purchase price set forth on such Exhibit A.

            2.2 The Company may enter into this same or a similar form of Stock Purchase Agreement with certain other investors (the "Other Investors") and may complete sales of Shares to them. (The Investors and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.")

            2.3 The Investors acknowledge that: (a) the Company has retained Leerink Swann & Company as placement agent (in its capacity as placement agent of the Shares, the "Placement Agent"); (b) the Company intends to pay the Placement Agent a fee in respect of the sale of Shares to the Investors; and (c) the offering of the Shares is not a firm commitment underwriting.

            2.4 (a) The Investors will have the right to appoint a member to the Company's Board of Directors as of the Closing Date ("Investor Director"). So long as the Investors in the aggregate continue to own not less than 830,000 shares of Common Stock (appropriately adjusted for stock splits, reverse stock splits, stock dividends and the like), the Investor Director shall have a right to serve on the Board of Directors for a period of eighteen (18) months from the Closing Date and may resign from the Board of Directors at any time without notice. The Investor Director may not be removed from the Board of Directors by the Company without "Cause" as defined in subsection (b) below.

                  (b) For purposes of this Section 2.4, the following shall constitute "Cause": (i) any action by the Investor Director constituting fraud or embezzlement in the course of his tenure on the Board of Directors, (ii) any conviction of the Investor Director of a felony which would materially and adversely interfere with the Investor Director's ability to perform his or her duties as a member of the Board of Directors; (iii) continued gross neglect or willful refusal by the Investor Director to perform his or her duties hereunder for a period of ten (10) days following notice to the Investor Director of such inaction; or (iv) a material breach by the Investor Director of any other material obligations under this Agreement or the Company's By-laws if such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof by the Company to the Investor Director.


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            2.5 Prior to Closing, the Company shall provide the Investors with an Opinion of Company's legal counsel, reasonably satisfactory to the Investors, which states that (i) the transaction contemplated by this Agreement has been duly authorized by the Company, and (ii) the issuance and sale of the Shares to the Investors under this Agreement has been duly registered under the Securities Act of 1933, as amended.

      3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 o'clock A.M. E.S.T. on February 17, 2004 (the "Closing Date"), but in no event earlier than such date and time as the escrow agent (as identified on Exhibit C) shall have received all of the executed Stock Purchase Agreements. The executed Stock Purchase Agreements and the purchase price transferred by the Investors (jointly the "Escrowed Property") will be held by the Escrow Agent until the Closing is confirmed by the Company and Placement Agent. If the Closing does not occur, the funds will be returned to the Investors. All wires should be sent to Mintz Levin Cohn Ferris Glovsky and Popeo PC, as Escrow Agent, Fleet Bank of Massachusetts, N.A., Malden MA 02148, ABA#011000138, Account Name: Mintz Levin Cohn Ferris Glovsky and Popeo PC IOLTA Account, Account Number 534-66888,
Reference: Leerink Swann: 22437-045. At the Closing, upon written instruction of the Company and the Placement Agent, the escrow agent shall release the Escrowed Property (as defined on Exhibit C) to the Company and the Company shall arrange delivery to the Investors one or more stock certificates representing the number of Shares set forth on Exhibit A hereto, each such certificate to be registered in the name of the Investors or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit C, in the name of a nominee designated by the Investors. Such stock certificates shall be unlegended and free of any resale restrictions.

      The Company's obligation to issue the Shares to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on Exhibit A hereto; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

      Each Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:
(a) trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date); (b) no stop order suspending the effectively of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (c) receipt of a satisfactory legal opinion from the Company's legal counsel pursuant to Section 2.5 of this Agreement. The Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors, if any, of the Shares that they have agreed to purchase from the Company.

      4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company's filings with the Commission since December 31, 2002, including, without limitation, the Registration Statement (the "Commission Documents"), in the Company's press releases since December 31, 2002, and in the certain operational, managerial and other information regarding the Company (the "Proprietary Information") disclosed by the Company to the Investors in contemplation of this offering, including the documents incorporated by reference therein (the Commission Documents, press releases and the Proprietary Information are collectively referred to herein as the


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"Company Information"), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investors, as follows:

            4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as described in its Company Information. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or as proposed to be conducted in its Company Information, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, properties or financial condition of the Company ("Material Adverse Effect").

            4.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in its Commission Documents as of the date thereof; all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Company Information and except for shares reserved for issuance pursuant to employee and consultant benefit and option plans within the limits specified therein, there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing. Except as set forth in the Company's SEC filings, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Shares pursuant to the Company's Certificate of Incorporation, as amended, (the "Certificate of Incorporation"), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

            4.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens other than liens caused by the Investors, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

            4.4 No Conflict; Governmental Consents.

                  (a) The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Shares will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the


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Company is bound, or of any provision of the Certificate of Incorporation or
By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, where such conflict, breach or default is likely to result in a Material Adverse Effect, nor result in the creation or imposition of any lien upon any of the material properties or assets of the Company.

                  (b) No consent, waiver, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Shares, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with the SEC, the NASD and The Nasdaq Stock Market, Inc. ("Nasdaq"), and with any state or foreign blue sky or securities regulatory authority.

            4.5 Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations, the lack of which would not likely result in a Material Adverse Effect.

            4.6 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which would likely result in a Material Adverse Effect.

            4.7 Accuracy of Reports. All reports required to be filed by the Company within the three years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), have been duly and timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            4.8 Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

            4.9 Listing. The Company has filed a Notification Form: Listing of Additional Shares with the Nasdaq Stock Market and hereby represents and warrants to the Placement Agent and the Investors that it will take any other necessary action in accordance with the rules of the Nasdaq Stock Market to enable the Shares to trade on the Nasdaq Stock Market.

            4.10 No Material Adverse Change. Except as disclosed in the Company Information, since the filing of the Company's most recent Quarterly Report on Form 10-Q, (i) there has not been any Material Adverse Effect, and (ii) there has been no event or condition of any character that would likely result in a Material Adverse Effect.

            4.11 Financial Statements. The financial statements included in the Company's most recent Annual Report on Form 10-K, for the fiscal year ended December


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31, 2002, and all other reports filed by the Company pursuant to the Exchange
Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the "SEC Filings") present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the best of the Company's knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

            4.12 Compliance with Laws. The Company is in compliance with all applicable Nasdaq continued listing requirements. There are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq Stock Market and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the Nasdaq Stock Market.

            4.13 Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

            4.14 Disclosure. To the best of the Company's knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investors by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, taken as a whole together with the Company Information, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            4.15 Registration Statement; Effectiveness. The sale and issuance by the Company of the Shares have been validly registered pursuant to the Registration Statement and such Shares of Common Stock will be issued without a restrictive legend.

      5. Representations, Warranties and Covenants of the Investors.

            5.1 Each Investor individually represents and warrants to, and covenants with, the Company that: (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in Shares issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on Exhibit A hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Investor's right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable


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state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 15% or more of the Company's outstanding Common Stock. For purposes of this Section 5.1, beneficial ownership shall be determined pursuant to Rule 13d-3 under the Exchange Act.

            5.2 Each Investor individually acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

            5.3 Each Investor hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. Each Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such Prospectus.

            5.4 Each Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

            5.5 Each Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

      6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and each of the Investors herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

      7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class


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registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

                  (a) if to the Company, to:

                      BioCryst Pharmaceuticals, Inc.
                      2190 Parkway Lake Drive
                      Birmingham, AL  35244

                      Attn:  Chief Executive Officer
                      Phone:  (205) 444-4600
                      Telecopy:  (205) 444-4640

                  (b) with a copy mailed to:

                      Holme Roberts & Owen LLP
                      1700 Lincoln Street, Suite 4100
                      Denver, CO  80203

                      Attn:  Richard R. Plumridge, Esq.
                      Phone:  (303) 861-7000
                      Telecopy:  (303) 866-0200

                  (c) if to the Investors, at their addresses on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

      8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

      9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

      12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


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      13. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investors in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

      14. Third Party Beneficiary. Except as provided on Exhibit C, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

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